GOLDEN EAGLE INTERNATIONAL, INC.

COMMON STOCK SUBSCRIPTION AGREEMENT

        THE COMMON STOCK BEING OFFERED BY GOLDEN EAGLE INTERNATIONAL, INC. HEREUNDER HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND IS OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS STOCK SUBSCRIPTION AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

        NOTE: By considering an investment in Golden Eagle International, Inc., as described herein, you are representing, and by executing this Subscription Agreement, you represent and warrant, that you are an “accredited investor” as that term is defined in Section 2(a)(15) of the Federal Securities Act of 1933 (the “1933 Act”) and Rule 215 thereunder, and in Rule 501(a) of Regulation D under the 1933 Act,.

        This Subscription Agreement (“Subscription Agreement” or “Agreement”) is for the completion of an offering of securities (the “Offering”) by Golden Eagle International, Inc. (the “Company”) to Dewey L. Williams Profit Sharing Plan & Trust (“Williams PSPT” or “you”), pursuant to Sections 4(2) and 4(6) of the 1933 Act, Rule 506 of Regulation D thereunder. The following summarizes the Offering to the Investor:

o	Offering: 28,890,800 shares of Common Stock for a price of $0.0007 per share, for a total sum of $20,223.56.

o	Common Stock: The shares being offered hereunder are shares of the Company's Common Stock. The Common Stock has significant transferability restrictions imposed by SEC Rule 144.

o	Total offering: $20,223.56 maximum (there is no minimum total investment). The Company may use all funds as invested in its own discretion, regardless of whether the Company has sufficient funds to pursue its proposed operations (as described in the Company’s reports filed under the Stock Exchange Act of 1934 (the “1934 Act Reports”).

o	Use of Proceeds: The entire Offering proceeds will be used by the Company in the sole discretion of the Company.

        This Subscription Agreement is offered for the purpose of Williams PSPT considering the ramifications of his investment in the Offering as described above. If after reviewing this Subscription Agreement and other relevant documents with your legal, financial, tax and investment advisors as you deem appropriate you elect to purchase Securities, please complete the following:

        By executing this Agreement and returning it to the Company, you further agree that your investment is being made entirely on the terms and conditions stated herein and in the documents attached hereto. You understand that this Subscription Agreement is not binding until the Company accepts it in writing.

Caveat: Certain statements contained herein and included in other documents which have been given to you (including the Company’s reports filed pursuant to the requirements of the 1934 Act) using the terms “may,” “expects to” and other terms denoting future possibilities, are forward-looking statements. We cannot guarantee the accuracy of these statements as they are subject to a variety of risks, which are beyond our ability to predict or control. These risks may cause actual results to differ materially from the projections or estimates given to you. These risks include, but are not limited to, the possibility that the described operations or other activities will not be completed on economic terms, if at all. Our contemplated operations are attendant with high risk. There can be no assurance that we will succeed in operating our contemplated business, and it is important that each person considering an investment pursuant to this Subscription Agreement understands the significant risks, which accompany the proposed conduct of our future operations.

        In connection with your proposed purchase of the Common Stock you further represent as follows:

1.	You understand that an investment in the Common Stock is one of significant risk, and there can be no assurance that the Common Stock will ever be valuable. The risks associated with an investment in the Common Stock are those set out in this paragraph, as well as those that are set forth in the Company’s 1934 Act Reports filed with the U.S. Securities and Exchange Commission and available on its EDGAR electronic filing service at www.sec.gov, or also available through the Company website, www.geii.com, or have been made available to you from the Company upon request. By signing this Subscription Agreement, you represent and warrant to the Company that you are familiar with, and are willing to accept, all such risks.

2.	You acknowledge that you may lose your entire investment in the Common Stock. You hereby represent that an investment in the Common Stock is a suitable investment for you, taking into consideration the restrictions on transferability and the other considerations affecting the Common Stock and the Company as described herein, and in the documents included with this Subscription Agreement and in the due diligence investigation that you have made.

3.	You will acquire the Common Stock for your own account and not on behalf of any other person or entity. You will acquire the Common Stock for investment purposes and not for resale or distribution to any other person.

4.	You are not aware of the payment of any commission or other remuneration to any person in connection with the execution of this transaction or the purchase of the Common Stock.

5.	We have provided you with access to the Company’s 1934 Act Documents, disclosure on the Company’s website, press releases, and updated information. You are aware that, unless the Company is able to raise a substantial amount of money, the Company may not be able to continue in business. Currently the Company is not able to pay all of its debts as they have become due. We have given you the opportunity to ask questions of and to receive answers from us about the terms and conditions of this Offering, and we also have given you the opportunity to obtain any additional information regarding the Company, which we possess or can acquire without unreasonable effort or expense, including (without limitation) all minutes of meetings of our Board of Directors or committees, and other relevant documents you have requested. We have also given you the opportunity to speak with our independent auditors, and you have done so to the extent you have deemed it to be necessary or appropriate. In addition, you have made such other financial or other inquiry as you have deemed necessary or appropriate in the conduct of your due diligence investigation. You have not relied on due diligence of any other party in connection herewith.

6.	You acknowledge and understand, however, that we have not authorized any person to make any statements on our behalf, which would in any way contradict any of the information that we have provided to you in writing, including the information set forth in this Subscription Agreement or in the 1934 Act Documents. You further represent to the Company that you have not relied upon any such representations regarding the Company, its business or financial condition or this transaction in making any decision to acquire the Common Stock. If you become aware of conflicting information, you will discuss this with us.

7.	Your present financial condition is such that it is unlikely that it would be necessary for you to dispose of the Common Stock in the foreseeable future. You further understand and agree that:

a.	Neither the shares of Common Stock that you are purchasing have not been registered under the Securities Act of 1933 or any state or foreign securities laws and, and consequently are and will continue to be restricted securities within the meaning of Rule 144 promulgated under the 1933 Act and applicable state statutes;

b.	You cannot resell the shares of the Common Stock you are purchasing unless they are registered under the 1933 Act and any applicable state securities laws or unless an exemption from the registration requirements is available;

c.	As a result, you must bear the economic risks of the investment in the Common Stock for an indefinite period of time;

d.	The Company is the only person or entity that may register the Common Stock under the 1933 Act and state securities statutes, and we have not made any representations to you regarding any possible future registration of the Common Stock or compliance with some exemption under the 1933 Act;

e.	You will not sell or attempt to sell the Common Stock without registration under the 1933 Act and any applicable state securities laws, unless exemptions from such registration requirements are available and the undersigned has satisfied the Company that an exemption is available for such sale;

f.	The Company has the right to issue instructions to its transfer agent to bar the transfer of any of the certificates representing the Common Stock except in accordance with the 1933 Act; and

g.	You consent to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Common Stock.

8.	You have reviewed this Subscription Agreement and all information you have obtained regarding the Company, its proposed business, assets, management, financial condition, capitalization and share ownership and plan of operations with your legal, financial, tax and investment advisors to the extent that you have determined that it is appropriate or necessary for you to do so prior to committing to make an investment herein. Your review has included (without limitation) the following documents:

a.	The Company’s articles of incorporation, including amendments thereto, and bylaws;

b.	Minutes of meetings or Statements of Consent of the Company’s Board of Directors;

c.	The Company’s 1934 Act Documents; and

d.	Such other documents as you or your advisors have determined appropriate.

9.	You represent and warrant that you have reviewed the Company’s proposed business plan as set out in its 1934 Act Documents filed with the SEC on its EDGAR electronic filing service, and are satisfied with the proposed use of proceeds and have no objections thereto.

10.	We may amend or modify this Agreement only in writing signed by both you and the Company. No evidence shall be admissible in any court concerning any alleged oral amendment hereof.

11.	This Agreement binds and inures to the benefit of our respective representatives, successors and permitted assigns.

12.	Each of us hereto agrees for ourselves and our successors and permitted assigns to execute any and all further instruments necessary for the fulfillment of the terms of this Agreement.

13.	You acknowledge that the Company is relying on the accuracy of the representations and warranties you are making in this Agreement, and you agree to indemnify the Company, and to hold us harmless from and against any and all liability that may result to us (including court costs and attorneys’ fees) as a result of any of your representations or warranties being materially inaccurate, incomplete or misleading.

14.	You acknowledge that you have reviewed the definition of the term “accredited investor” as set forth following your signature and you represent and warrant to us that you are an “accredited investor.”

15.	This Agreement is made under, shall be construed in accordance with and shall be governed by the laws of the State of Colorado.

16.	This Agreement is not effective unless and until it is accepted in writing by the Company, regardless whether the Company has received or deposited the subscription amount.

        IN WITNESS WHEREOF, subject to our acceptance, you have completed this Subscription Agreement and tendered payment as set forth above to evidence your commitment to purchase the Common Stock on the terms, and with the representations and warranties set forth above.

(Investor)
Date: January 28, 2009	Dewey L. Williams Profit Sharing Plan & Trust

/s/ Dewey L. Williams —————————————— Dewey L. Williams, Trustee

Name: Dewey L. Williams Profit Sharing Plan & Trust
Address: 6860 N. Dallas Parkway, Suite 200 Plano, TX 75024	Title: Investor

Form (circle one):  (individual)  corporation   partnership   ltd.liab.co.   trust   other_______________

SUBSCRIPTION ACCEPTED AND RECEIPT OF CONSIDERATION ACKNOWLEDGED:

GOLDEN EAGLE INTERNATIONAL, INC. By: /s/ Terry C. Turner —————————————— Terry C. Turner, President Date: January 28, 2009

DEFINITION OF “ACCREDITED INVESTOR”

Section 2(15) of the 1933 Act:

    (15)        The term “accredited investor” shall mean B

(i)	a bank as defined in section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the Small Business administration; or an employee benefit plan, including an individual retirement account, which is subject to the provisions of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, insurance company, or registered investment advisor; or

(ii)	any person who, on the basis of such factors as financial sophistication, net worth, knowledge, and experience in financial matters, or amount of assets under management qualifies as an accredited investor under rules and regulations which the Commission shall prescribe.

Rule 215. Accredited Investor

        The term “accredited investor” as used in section 2(15)(ii) of the Securities Act of 1933 shall include the following persons:

(a)	Any savings and loan association or other institution specified in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities and Exchange Act of 1934; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is a savings and loan association, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b)	Any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(c)	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(d)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(f)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g)	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(h)	Any entity in which all of the equity owners are accredited investors.

Guidelines for Calculating Net Worth:

        Any valuation of a residence included in the calculation of net worth must be based on an appraisal obtained by the Investor in connection with obtaining a loan secured by such residence.

        Marketable securities owned by the Investor included in the calculation of net worth must be based on a recent market value, with appropriate discounts for lack of marketability if the securities represent greater than a 10% interest in the issuer, if the securities are “restricted shares” or subject to any contractual or other restriction, if the securities are thinly traded, or for other appropriate reasons.

        Any valuation of any other asset with a value in excess of $100,000 must be based on an independent valuation or appraisal.

Guidelines for Calculating Net Income:

        For the purposes of determining whether an Investor is an “accredited investor,” net income must be calculated based on its adjusted gross income as reported to the Internal Revenue Service (for U.S. taxpayers) or other similar measure (for non-U.S. taxpayers).

Substantiation of Net Worth and Net Income:

        Golden Eagle International, Inc. (the “Company”) is relying on the accuracy of each Investor’s representations and warranties with respect to its status as an accredited investor. The Company is aware that personal financial matters are private and confidential, and will endeavor to maintain all information contained in the subscription agreement or otherwise obtained confidential. In case of any question, however, the Company may request substantiation of the Investor’s status by discussing the issue with the Investor’s banker, attorney, accountant, or investment advisor. If questions develop, the Company will contact the Investor before seeking any independent confirmation.

Back to 8-K